Exhibit 99.1

Press Release Release date: May 9, 2019

Uniti Group Inc. Reports First Quarter 2019 Results

•	Revenues of $261.0 Million for the First Quarter
•	Net income of $0.01 Per Diluted Common Share for the First Quarter
•	AFFO Per Diluted Common Share of $0.59 for the First Quarter
•	Updates 2019 Financial Outlook

LITTLE ROCK, Ark., May 9, 2019 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the first quarter 2019.

“Uniti continues to see strong demand for both dark fiber and small cell deployments, as well as new tower demand in the U.S., principally driven by the network densification efforts of wireless carriers in support of the broader rollout of evolving communication infrastructure technologies and architectures.  Uniti Fiber continues to be on track to complete the build out of several major network expansion projects by the end of this year, and recently wrapped up a successful E-Rate season.  We continue to see positive momentum in our leasing business and are focused on the lease-up of our existing fiber networks, as well as pursuing additional value accretive sale-leaseback and OpCo/PropCo transactions,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “We continue to expect to see solid organic revenue growth across our full-suite of product and service offerings as Uniti Leasing, Uniti Fiber, and Uniti Towers will be significant beneficiaries of industry dynamics over the next several years.  As a result, we are largely leaving our full year 2019 outlook unchanged.”

QUARTERLY RESULTS

Consolidated revenues for the first quarter of 2019 were $261.0 million.  Net income and Adjusted EBITDA was $2.5 million and $200.3 million, respectively, for the same period.  Net income attributable to common shares was $1.0 million for the period, and included $6.7 million of transaction and integration related costs and $4.6 million of cash taxes related to the tax basis cancellation of debt from our recent credit agreement amendment and waiver, partially offset by $3.3 million of income for changes in the fair value of contingent consideration.  Adjusted Funds From Operations (“AFFO”) attributable to common shares was $106.8 million, or $0.59 per diluted common share.

Uniti Fiber contributed $76.8 million of revenues and $30.0 million of Adjusted EBITDA for the first quarter of 2019, achieving Adjusted EBITDA margins of approximately 39%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $30.6 million, and maintenance capital expenditures were $2.8 million. At March 31, 2019, Uniti Fiber had over $1.3 billion of revenues under contract, an increase of 1% from the same year ago period.

Uniti Towers contributed $5.1 million of revenues and reported Adjusted EBITDA of $0.3 million for the quarter. Uniti Tower’s total capital expenditures for the first quarter were $27.2 million and included the completion of construction of 72 towers and the acquisition of 2 towers in the U.S.

Uniti Leasing had revenues of $176.1 million and Adjusted EBITDA of $174.8 million for the first quarter. Effective January 1, 2019, the Company adopted Accounting Standards Codification 842, Leases (“ASC 842”), which among other provisions, updated requirements regarding evaluating the collectability of lease receivables.  Accordingly, the Company was required to re-evaluate the probability of realizing its straight-line rent receivable associated with its master lease with Windstream Holdings, Inc. (“Windstream”) and, in light of Windstream’s bankruptcy, has charged-off the straight-line rent receivable as a cumulative adjustment related to the adoption of this new accounting standard through equity. Going forward, until there is more certainty regarding the master lease, the Company will recognize revenue from the master lease on a cash basis.

The Consumer CLEC business had revenues of $3.0 million for the first quarter, achieving Adjusted EBITDA margins of approximately 21.3%.

INVESTMENT TRANSACTIONS

As previously announced on April 2, 2019, the Company completed the sale of its tower portfolio in Latin America to an entity controlled by Phoenix Tower International for total consideration of approximately $100 million, realizing an estimated pre-tax gain of approximately $24 million.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $106 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 6.3x based on Net Debt to Annualized Adjusted EBITDA.

On May 8, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per common share, payable on July 15, 2019 to stockholders of record on June 28, 2019.

UPDATED FULL YEAR 2019 OUTLOOK

The Company is updating its 2019 outlook for (i) the impact of the change in accounting of our master lease with Windstream as a result of our adoption of ASC 842, (ii) incremental Tenant Capital Improvements, and related revenues, funded by Windstream in the first quarter of 2019, (iii) transaction costs and other income reported in the first quarter of this year, and (iv) the impact of cash taxes related to the tax basis cancellation of debt.  Our 2019 outlook assumes the Windstream lease continues in full force and effect, and that Windstream continues to make all lease payments on time.  All other expectations are generally consistent with the guidance presented in our fourth quarter and full year 2019 earnings release, dated March 20, 2019.  Our current outlook excludes any future acquisitions, capital market transactions, and future transaction costs.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to acquisitions and other factors.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2019 is as follows (in millions):

	Full Year 2019
Revenue	$1,071	to	$1,080
Net income attributable to common shareholders	36	to	49
Adjusted EBITDA (1)	810	to	819
Interest expense, net (2)	372	to	376
Attributable to common shareholders:
FFO (1)	321	to	334
AFFO (1)	411	to	424

Weighted-average common shares outstanding – diluted	183	to	183
________________________
(1)See “Non-GAAP Financial Measures” below.
(2)Includes capitalized interest and amortization of deferred financing costs and debt discounts.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 6376957.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the webcast will be available following the call on the Company’s website, beginning today at approximately 8:00 PM Eastern Time and will remain available for 14 days.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of March 31, 2019, Uniti owns 5.6 million fiber strand miles, approximately 500 wireless towers, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2019 financial outlook, our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, additional lease-up of our fiber assets, and completion of network expansion projects.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of our largest customer, Windstream Holdings, which filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code; our ability to continue as a going concern if Windstream Holdings were to reject the master lease or be unable or unwilling to perform its obligations under the master lease; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the agreements relating to our pending transactions may be modified or terminated prior to closing; the risks related to satisfying the conditions to our pending transactions; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	March 31, 2019	December 31, 2018
Assets:
Property, plant and equipment, net	$3,174,744	$3,209,006
Cash and cash equivalents	104,684	38,026
Accounts receivable, net	76,462	104,063
Goodwill	692,886	692,385
Intangible assets, net	377,475	432,821
Straight-line revenue receivable	370	61,785
Derivative asset	9,357	31,043
Other assets, net	120,748	23,808
Assets held for sale, net	140,580	-
Total Assets	$4,697,306	$4,592,937

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$195,704	$94,179
Accrued interest payable	70,922	28,097
Deferred revenue	761,120	726,262
Dividends payable	9,800	113,744
Deferred income taxes	31,490	52,434
Finance lease obligations	54,276	55,282
Contingent consideration	60,797	83,401
Notes and other debt, net	4,920,645	4,846,233
Liabilities held for sale, net	56,082	-
Total Liabilities	6,160,836	5,999,632

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	87,252	86,508

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 182,670 shares at March 31, 2019 and 180,536 shares at December 31, 2018	18	18
Additional paid-in capital	790,347	757,517
Accumulated other comprehensive income	9,661	30,105
Distributions in excess of accumulated earnings	(2,442,564)	(2,373,218)
Total Uniti shareholders’ deficit	(1,642,538)	(1,585,578)
Noncontrolling interests – operating partnership units	91,756	92,375
Total shareholders’ deficit	(1,550,782)	(1,493,203)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$4,697,306	$4,592,937

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues:
Leasing	$176,083	$172,774
Fiber Infrastructure	76,833	66,967
Towers	5,080	3,370
Consumer CLEC	3,035	3,804
Total revenues	261,031	246,915

Costs and expenses:
Interest expense	84,458	77,607
Depreciation and amortization	103,827	114,721
General and administrative expense	24,226	22,520
Operating expense (exclusive of depreciation and amortization)	38,418	29,904
Transaction related costs	6,669	5,913
Other income	(3,113)	(3,885)
Total costs and expenses	254,485	246,780

Income before income taxes	6,546	135
Income tax expense (benefit)	4,054	(1,096)
Net income	2,492	1,231
Net income attributable to noncontrolling interests	50	21
Net income attributable to shareholders	2,442	1,210
Participating securities’ share in earnings	(28)	(679)
Dividends declared on convertible preferred stock	(656)	(656)
Amortization of discount on convertible preferred stock	(745)	(745)
Net income (loss) attributable to common shareholders	$1,013	$(870)

Net income (loss) attributable to common shareholders – Basic	$1,013	$(870)
Participating securities on share settled contingent consideration arrangements	-	210
Mark-to-market gain on share settled contingent consideration arrangements	-	(994)
Net income (loss) attributable to common shareholders - Diluted	$1,013	$(1,654)
Weighted average number of common shares outstanding:
Basic	182,219	174,892
Diluted	182,222	175,499

Earnings (loss) per common share:
Basic	$0.01	$-
Diluted	$0.01	$(0.01)

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2019	2018
Cash flow from operating activities:
Net income	$2,492	$1,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103,827	114,721
Amortization of deferred financing costs and debt discount	6,873	6,034
Deferred income taxes	(2,063)	(1,502)
Straight-line revenues	(723)	(4,592)
Stock based compensation	1,888	2,210
Change in fair value of contingent consideration	(3,256)	(3,864)
Other	637	921
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	25,603	6,409
Other assets	(974)	(4,621)
Accounts payable, accrued expenses and other liabilities	54,598	39,919
Net cash provided by operating activities	188,902	156,866

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(4,210)	-
NMS asset acquisitions	-	(962)
Capital expenditures - other	(79,458)	(51,143)
Net cash used in investing activities	(83,668)	(52,105)

Cash flows from financing activities:
Principal payment on debt	(5,270)	(5,270)
Dividends paid	(110,348)	(105,920)
Payments of contingent consideration	(8,170)	(12,662)
Distributions paid to noncontrolling interest	(2,479)	(2,479)
Borrowings under revolving credit facility	139,000	70,000
Payments under revolving credit facility	(30,000)	(50,000)
Capital lease payments	(1,006)	(899)
Deferred financing costs	(36,191)	-
Common stock issuance, net of costs	21,641	-
Employee stock purchase program	446	-
Net share settlement	(1,579)	(658)
Net cash used in financing activities	(33,956)	(107,888)

Effect of exchange rate changes on cash and cash equivalents	154	263
Cash and cash equivalents held for sale	(4,774)	-
Net increase (decrease) in cash and cash equivalents	66,658	(2,864)
Cash and cash equivalents at beginning of period	38,026	59,765
Cash and cash equivalents at end of period	$104,684	$56,901

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$19,065	$18,078
Tenant capital improvements	29,651	47,352
Settlement of contingent consideration through non-cash consideration	11,178	-

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Net income (loss) attributable to common shareholders	$1,013	$(870)
Real estate depreciation and amortization	83,726	95,577
Participating securities’ share in earnings	28	679
Participating securities’ share in FFO	(28)	(679)
Adjustments for noncontrolling interests	(1,853)	(2,205)
FFO attributable to common shareholders	82,886	92,502
Transaction related costs	6,669	5,913
Change in fair value of contingent consideration	(3,256)	(3,864)
Cash taxes on tax basis cancellation of debt	4,590	-
Amortization of deferred financing costs and debt discount	6,873	6,034
Stock based compensation	1,888	2,210
Non-real estate depreciation and amortization	20,101	19,144
Straight-line revenues	(723)	(4,592)
Maintenance capital expenditures	(2,803)	(1,485)
Amortization of discount on convertible preferred stock	745	745
Other non-cash (revenue) expense, net	(9,682)	(7,582)
Adjustments for noncontrolling interests	(516)	(353)
Adjusted FFO attributable to common shareholders	$106,772	$108,672

Per diluted common share:
EPS	$0.01	$(0.01)
FFO	$0.45	$0.53
AFFO	$0.59	$0.62

Weighted average common shares used to calculate basic earnings (loss) per common share	182,219	174,892
Effect of dilutive non-participating securities	3	607
Weighted average common shares used to calculate diluted FFO and AFFO per common share	182,222	175,499

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended March 31,
	2019	2018
Net income	$2,492	$1,231
Depreciation and amortization	103,827	114,721
Interest expense	84,458	77,607
Income tax expense (benefit)	4,054	(1,096)
EBITDA	194,831	192,463
Stock based compensation	1,888	2,210
Transaction related costs	6,669	5,913
Other income	(3,113)	(3,885)
Adjusted EBITDA	$200,275	$196,701

Adjusted EBITDA:
Leasing	$174,751	$172,369
Fiber Infrastructure	30,000	29,195
Towers	325	(463)
Consumer CLEC	646	913
Corporate	(5,447)	(5,313)
	$200,275	$196,701

Annualized Adjusted EBITDA (1)	$801,100
As of March 31, 2019:
Total Debt (2)	$5,123,814
Cash and cash equivalents	104,684
Net Debt	$5,019,130

Total Debt/Annualized Adjusted EBITDA	6.4x

Net Debt/Annualized Adjusted EBITDA	6.3x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $54.3 million of finance leases but excludes $148.9 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2019
Net income attributable to common shareholders	$ 36 to $ 49
Noncontrolling interest share in earnings	1
Participating securities’ share in earnings	1
Dividends declared on convertible preferred stock	3
Amortization of discount on convertible preferred stock	1
Net income (2)	42 to 55
Interest expense, net	372 to 376
Depreciation and amortization	394
Income tax expense	10
EBITDA (2)	822 to 831
Stock based compensation	8
Gain on sale of real estate (3)	(24)
Transaction related costs and other (4)	4
Adjusted EBITDA (2)	$ 810 to $ 819

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)

Represents estimated pre-tax gain on sale of Latin American tower portfolio.  Amount excludes estimated income taxes of approximately $4.0 million, which are included in Income tax expense in the reconciliation above.

(4)	Future transaction related costs are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2019
Net income attributable to common shareholders	$ 0.20 to $ 0.27
Real estate depreciation and amortization	1.71
Gain on sale of real estate, net of tax (2)	(0.11)
Participating securities share in earnings	(0.04)
Participating securities share in FFO	-
Adjustments for noncontrolling interests	-
FFO attributable to common shareholders (3)	$ 1.76 to $ 1.83
Transaction related costs (4)	0.04
Change in fair value of contingent consideration	(0.03)
Cash taxes on tax basis cancellation of debt	0.03
Amortization of deferred financing costs and debt discount	0.21
Stock based compensation	0.04
Non-real estate depreciation and amortization	0.45
Straight-line revenues	(0.01)
Maintenance capital expenditures	(0.04)
Amortization of discount on convertible preferred stock	-
Other non-cash revenue, net	(0.19)
Adjustments for noncontrolling interests	(0.01)
AFFO attributable to common shareholders (3)	$ 2.25 to $ 2.31

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Represents estimated gain on sale of Latin American tower portfolio, net of tax of approximately $4.0 million.
(3)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(4)	Future transaction related costs are not included in our current outlook.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2019
Interest expense on debt obligations	$ 340 to $ 344
Capitalized interest	(6)
Amortization of deferred financing cost and debt discounts	38
Interest expense, net (2)	$ 372 to $ 376

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; (iii) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other

REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Director, Finance and Investor Relations

bill.ditullio@uniti.com